As filed with the U.S. Securities and Exchange Commission on
                                 March 20, 2000
                  Investment Company Act File No. 811-09841
       -----------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)

|X|   REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
      ACT OF 1940


|X|   Amendment No. 1

                            -------------------------

                              PW WILLOW FUND, L.L.C.
               (Exact name of Registrant as specified in Charter)

                           1285 Avenue of the Americas
                          New York, New York 10019-6028
                    (Address of principal executive offices)

               Registrant's Telephone Number, including Area Code:

                                 (212) 713-2000

                            -------------------------

                             MARK D. GOLDSTEIN, ESQ.
                          c/o PaineWebber Incorporated
                           1285 Avenue of the Americas
                          New York, New York 10019-6028
                     (Name and address of agent for service)

                                    Copy to:
                             STUART H. COLEMAN, ESQ.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982

                            -------------------------




                                    FORM N-2

                             PW WILLOW FUND, L.L.C.

          Parts A and B are incorporated by reference to the Fund's Registration Statement on Form N-2 filed with the Commission on February 29, 2000.

                           PART C - OTHER INFORMATION

ITEM 24.   FINANCIAL STATEMENTS AND EXHIBITS

         (1)      Financial Statements:

                  Because the Registrant has no assets, financial statements are omitted.

         (2)      Exhibits:


                  (a)      (1)      Certificate of Formation.*
                           (2)      Limited Liability Company Agreement.**
                  (b)      Not Applicable.
                  (c)      Not Applicable.
                  (d)      See Item 24(2)(a)(2).
                  (e)      Not Applicable.
                  (f)      Not Applicable.
                  (g)      See Item 24(2)(a)(2).
                  (h)      Not Applicable.
                  (i)      Not Applicable.
                  (j)      Custodian Services Agreement.*
                  (k)      (1)      Management and Administration Agreement.*
                           (2)      Administration, Accounting and Investor
                                    Services Agreement.*
                           (3)      Escrow Agreement.*

                  (l)      Not Applicable.
                  (m)      Not Applicable.
                  (n)      Not Applicable.
                  (o)      Not Applicable.
                  (p)      Not Applicable.
                  (q)      Not Applicable.
                  (r)      Not Applicable.
         --------------
         *  Previously filed with the Registration Statement on February 29,
2000.
         ** See Appendix A of the Confidential Offering Memorandum filed as part of the Registration Statement on February 29, 2000.


ITEM 25.  MARKETING ARRANGEMENTS

         Not Applicable.

ITEM 26.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Blue Sky fees and expenses (including fees of
  counsel)                                                         $  5,000
Legal and accounting fees and expenses                              125,000
Printing, engraving and offering expenses                           115,000
Miscellaneous                                                         5,000
                                                                   -----------
                                                                   $250,000
                                                                   ===========


ITEM 27.   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

          After completion of the private offering of interests, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by PW Willow Management, L.L.C. (the "Manager"), the manager of the Registrant, which, in turn, is controlled by PW Fund Advisor, L.L.C. Information regarding the ownership of PW Fund Advisor, L.L.C. is set forth in its Form ADV, as filed with the Commission (File No. 801-55537).

ITEM 28.   NUMBER OF HOLDERS OF SECURITIES

Title of Class            Number of Record Holders
--------------            ------------------------
Interests                 1   (The Registrant anticipates
                              that as a result of the private
                              offering of interests there will
                              be more than 100 record holders
                              of such interests in the future.)

ITEM 29.   INDEMNIFICATION

          Reference is made to Section 3.9 of the Registrant's Limited Liability Company Agreement (the "LLC Agreement") filed as Exhibit (a)(2) to the Registration Statement on February 29, 2000. The Registrant hereby undertakes that it will apply the indemnification provision of the LLC Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

          The Registrant, in conjunction with the Manager, the Registrant's directors and other registered management investment companies managed by the Manager or its affiliates, maintains insurance on behalf of any person who is or was an independent director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as an individual general partner, director, officer, employee or agent of another managed investment company, against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Registrant itself is not permitted to indemnify.

ITEM 30.   BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

          A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of the Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, director, officer, employee, partner or trustee, is set forth in the Registrant's Confidential Memorandum in the section entitled "THE MANAGER, PWFA AND BOND STREET." Information as to the members and officers of PW Fund Advisor, L.L.C. is included in its Form ADV as filed with the Commission (File No. 801-55537), and is incorporated herein by reference. Information as to the members and officers of Bond Street Capital, L.L.C. is included in its Form ADV as filed with the Commission (File No. 801-57315), and is incorporated herein by reference.

ITEM 31.  LOCATION OF ACCOUNTS AND RECORDS

          The Administrator maintains certain required accounting related and financial books and records of the Registrant at 400 Bellevue Parkway, Wilmington, Delaware 19809. The other required books and records are maintained by the Manager, c/o PW Fund Advisor, L.L.C., 1285 Avenue of the Americas, New York, New York 10019.

ITEM 32.   MANAGEMENT SERVICES

         Not Applicable.

ITEM 33.   UNDERTAKINGS

         Not Applicable.

                                    FORM N-2

                             PW WILLOW FUND, L.L.C.

                                   SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 20th day of March, 2000.

                                     PW WILLOW FUND, L.L.C.

                                     By: PW Willow Management, L.L.C.
                                         Manager

                                     By: PW Fund Advisor, L.L.C.
                                         Managing Member

                                     By: /S/  Daniel Archetti
                                           --------------------------
                                           Name:  Daniel Archetti
                                           Title: Authorized Representative